UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2009

Mesa Air Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-15495	85-0302351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

410 North 44th Street, Suite 700
Phoenix, Arizona    85008
(Address of principal executive offices including zip code)

(602) 685-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On October 13, 2009, Mesa Air Group, Inc. (the "Company") issued a press release announcing that it had entered into agreements with Mokulele Flight Services Inc. d/b/a/ Mokulele Airlines and its majority shareholder, Republic Airways Holdings Inc,. to create a joint venture to provide Hawaii inter-island airline service under the go! and Mokulele brand names.

Under the terms of the agreements, the Company will own 75% of the joint venture and the Mokulele shareholders will own the remaining 25%. Both parties have agreed to make initial cash contributions totaling $1 million, with total required cash contributions of up to $6 million. Concurrently with the execution of the joint venture agreement, the joint venture entity also has entered into a Services Agreement with the Company pursuant to which the Company will be responsible for operating the inter-island service on behalf of the joint venture and will be entitled to be reimbursed for all of its costs and expenses of such operations.

The press release is filed herewith as Exhibit 99.1 and is incorporated b reference herein.

Item 9.01    Financial Statements and Exhibits

  Exhibits.
Exhibit No.	Description
99.1	Press release, dated October 13, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MESA AIR GROUP, INC.

Date: October 15, 2009

By: /s/ BRIAN S. GILLMAN

Name: BRIAN S. GILLMAN
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated October 13, 2009 Also provided in PDF format as a courtesy.